Securities and Exchange Commission

                            Washington D.C.

                               Form 8-K/A

                            Current Report

                    Pursuant to Section 13 or 15(d) of
                  The Securities and Exchange Act of 1934

Date of Report (date of earliest event reported) April 10, 2006


                         Animal Cloning Sciences, Inc.
           (Exact name of registrant as specified in its charter)

                                 Washington
                (state of other jurisdiction of incorporation)

  0-22934                                          91-1268870
Commission file number                    IRS employer identification
number


                     69930 Highway 111, Suite 100
                       Rancho Mirage, CA 92270
                (address of principal executive offices)

                           760-219-2776
            (Registrants phone number including area code)



Item 4.   Changes in Registrant's Certifying Accountant.

1.(I)   The Registrants former independent accountant Pritchett,
        Siler & Hardy, P.C. was terminated from that capacity on April 10, 2006 due to a fee dispute. The termination was approved
	by the Registrants Board of Directors.   The relationship with
	Pritchett, Siler & Hardy ceased on April 10, 2006.   The
	Registrant has authorized Pritchett, Siler & Hardy to respond fully to any inquires of the successor accountant.

(II)	The report by Pritchett, Siler & Hardy, P.C. on the
      financial statements of the Registrant dated July
      5, 2005 including a balance sheet as of December 31, 2003 and 2004, the statements of operations, cash flows and statement of stockholders' equity for the years ending
      December 31, 2003 and 2004 did not contain an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

(III) During the period covered by the financial statements through the date of resignation of the former accountant, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.


1.   On April 10, 2006 the Registrant engaged Child, Van
     Wagoner and Bradshaw, PLCC as Its new independent
     accountant.   Child, Van Wagoner and Bradshaw, PLCC
     has not been engaged either as the Registrants principle accountant or as a consultant within the two most fiscal years or subsequent interim periods.




                         Signatures



Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized


Dated April 28, 2006                   Animal Cloning Sciences, Inc.

                                       By: /s/ Dempsey K. Mork
                                       Chief Executive Officer/Director